EXHIBIT 4.50

THIS OPTION HAS BEEN ISSUED PRUSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS (THE "LAWS"). IT IS UNLAWFUL TO EXERCISE, SELL, PLEDGE OR OTHERWISE DISPOSE OF THIS OPTION, OR ANY INTEREST THEREIN, OR RECEIVE ANY CONSIDERATION THEREFORE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER THE LAWS, UNLESS EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE.

THIS OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THIS STOCK OPTION AGREEMENT.

                             ----------------------


                              THE RiceX-TM- COMPANY

                      NON-STATUTORY STOCK OPTION AGREEMENT


         The RiceX-TM- Company, a Delaware corporation (the "Company"), hereby grants TO Maria Gutierrez (the "Optionee"), an option (the "Option") to purchase up to 3,000 shares ("Shares") of Common Stock, per value $.001, of the Company (the "Common Stock") at an exercise price (the "Exercise Price") equal to $.55 per share, which is equal to the fair market value of the Company's Common Stock on the date of grant, in all respects subject to the terms, definitions and provisions of this Non-Statutory Stock Option Agreement (the "Agreement").

         1. NATURE OF THE OPTION. The Option is intended to be a nonstatutory option and NOT an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2.  PAYMENT OF EXERCISE PRICE.

              (a) METHOD OF PAYMENT. Payment of the Exercise Price for shares purchased upon exercise of the Option shall be made (i) by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such shares; (ii) subject to the consent of the Company, by delivery to the Company of shares of Common Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares in accordance with Section 2(b); (iii) by any other means approved by the Board of Directors and which is consistent with applicable laws and regulations

(including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Regulation T promulgated by the Federal Reserve Board); or (iv) by any combination of such methods of payment.

       (b) METHOD OF PAYMENT-PUBLIC MARKET. In the event there exists a public market for the Company's Common Stock on the date of exercise, payment of the exercise price may be made by surrender of shares of the Company's Common Stock. In this case payment shall be made as follows:

                  (i) Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the average of the last reported bid and asked prices per share of Common Stock of the Company, as reported in THE WALL STREET JOURNAL, (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System or, in the event the Common Stock is listed on a national securities exchange, or on the NASDAQ National Market System, NASDAQ Small-Cap Market or any successor national market system, the closing price of Common Stock of the Company on such exchange as reported in the WALL STREET JOURNAL), for the day on which the notice of exercise is sent or delivered;

                  (ii) Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

                  (iii) The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within three (3) working days from the date of the notice of exercise;

                  (iv) The Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein;

                  (v) If any such transfer of Shares requires the consent of the California Commissioner of Corporations or of some other agency under the securities laws of any other state, or an opinion of counsel for the Company or Optionee that such transfer may be effected under applicable Federal and state securities laws, the time periods specified herein shall be extended for such periods as the necessary request for consent to transfer is pending before said Commissioner or other agency, or until counsel renders such an opinion, as the case may be. All parties agree to cooperate in making such request for transfer, or in obtaining such opinion of counsel, and no transfer shall be effected without such consent or opinion if required by law; and

                  (vi) Nothwithstanding any other provision herein, the Optionee shall only be permitted to pay the purchase price with shares of the Company's Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the

Securities and Exchange Commission and any such shares shall have been held by the Optionee for not less than six (6) months.

       3. EXERCISE OF OPTION. The Option shall vest and become exercisable during its term, subject to the provisions of Section 5 below, as follows:

               (a)  VESTING AND RIGHT TO EXERCISE.

                  (i) The Option hereby granted shall vest and become exercisable as to 1/3 of the Shares subject to this Option annually, commencing one year from the date of grant of the Option, until fully vested.

If there should occur a "change of control" of the Company, as defined below, then the Option shall immediately vest and become exercisable in full. For purposes of the foregoing provision, a "change in control" means the occurrence of any of the following:

                           (A) any "person", as such term is used in Sections
13(d) and 14(d) of the Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or its existing shareholders) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or a successor to the Company) representing 50% or more of the combined voting power of the then outstanding securities of the Company or such successor;

                           (B) the dissolution of the Company or liquidation
of more than 50% or more in value of the assets of the Company, (ii) any merger or reorganization of the Company whether or not another entity is the survivor, (iii) a transaction (other than the initial public offering of Company's shares) pursuant to which holders, as a group, of all of the shares of the Company outstanding before the transaction, hold, as a group, less than 50% of the combined voting power of the Company or any successor company outstanding after the transaction, or (iv) any other event or series of events which the board determines, in its discretion, would materially alter the structure of the Company or its ownership.

                  (ii) In the event of the Optionee's death, disability or other termination of employment prior to exercise, the exercisability of the Option shall be governed by Section 5, below.

                  (iii) The Option may be exercised in whole or in part but may not be exercised as to fractional shares.

               (b) METHOD OF EXERCISE. In order to exercise any portion of the Option, the Optionee shall execute and deliver to the Chief Financial Officer of the Company, the Notice of Exercise of Stock Option in the form attached hereto as Exhibit A, together with the Consent of Spouse. The Notice of Exercise must be accompanied by payment in full of the aggregate purchase price for the Shares to be purchased in the type of consideration set forth in Section 2. The Notice of Exercise may be delivered to the Company at any time. The certificate(s) for the Shares as to which the Option has been exercised shall be registered in the name of Optionee or his designee.

               (c) RESTRICTIONS ON EXERCISE. The Option may not be exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable Federal or state securities law or any other law or regulation. As a condition to the exercise of the Option, the Company may require the Optionee to make any representation or warranty to the company at the time of exercise of the Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. The stock certificate
(s) for the Shares issued upon exercise of the Option may bear appropriate legends restricting transfer.

               (d) DELIVERY OF CERTIFICATES. The Company shall deliver the certificate(s) for the Shares issued upon exercise of the Option to the Director as soon as is practicable; PROVIDED, HOWEVER, that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, including, without limitation, actions taken pursuant to Section 6 below, then the date of delivery of such Shares shall be extended for a period necessary to take such action.

         4. NON-TRANSFERABILITY OF OPTION. The Option may be exercised during the lifetime of the Optionee only by the Optionee any may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

         5. TERM OF THE OPTION. Except as otherwise provided in this Agreement, to the extent not previously exercised, the right to exercise the Option shall terminate on the tenth (10th) anniversary of the Date of Grant. Notwithstanding the foregoing, if an Optionee ceases to be an employee of the Company for any reason, except death and disability, he or she may, but only within ninety (90) days after the date he or she ceases to be an employee of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination, and in the case of the Optionee's death or disability, the Optionee (or the Administrator or Executor or other Representative of the Optionee's Estate) may, but only within one (1) year after the date he or she ceases to be an employee of the Company due to death or disability, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination; PROVIDED, HOWEVER, that in no event may the Option be exercised after its ten
(10) year term has expired. To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

         6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION: OTHER ADJUSTMENTS. Subject to any required action by the shareholders of the Company, the number of Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of shares of Common Stock of the Company effected without the receipt of consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and not adjustment by reason thereof shall be made with respect to, the number of Shares subject to, or the Exercise Price of, this Option.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of Shares, we well as the Exercise Price, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding common stock, and in the event of the Company being consolidated with or merged into any other corporation; PROVIDED, however, that in no event shall the Optionee be adversely affected by such adjustment.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for changing, modifying, amending or adjusting any of the terms of this Option solely in order for the Company to perfect a significant financing; provided, however, that in no event shall the Optionee be adversely affected by such adjustment.

         7. RIGHTS OF SHAREHOLDER. Optionee shall have no rights as a shareholder with respect to the Shares until the date of the issuance or the transfer to the Optionee of the certificate(s) for such Shares and only after the Exercise Price for such Shares has been paid in full.

         8. AMENDMENT. Except as set forth in Section 6, this Agreement may not be amended without the written consent of the Optionee.

         9. INCOME TAX WITHHOLDING. The Optionee authorizes the Company to withhold, in accordance with applicable law from any compensation payable to him or her, any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, the Optionee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an employee or director of the Company at that time.

         10.  INVESTMENT REPRESENTATIONS; LEGENDS.

                (a) REPRESENTATIONS. The Optionee represents, warrants and covenants that:

                    (i) Any shares purchased upon exercise of this Option shall be acquired for the Optionee's account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

                    (ii) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

                    (iii) The Optionee is able to bear the economic risk of holding such shares acquired pursuant to the exercise of this option for an indefinite period.

                    (iv) The Optionee understands that the Shares acquired pursuant to the exercise of this option are not registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the Shares filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required.

By making payment upon exercise of this option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 10.

                  (b) LEGEND OF STOCK CERTIFICATE. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall have affixed thereto legend(s) substantially in the following forms, in addition to any other legends required by applicable state law:

                  "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES EVIDENCED BY THIS CERTIFICATE, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED."



DATE OF GRANT:
               --------------

THE RiceX-TM- COMPANY

                                       By:
                                          -------------------------------------
                                          Daniel L. McPeak,
                                          Sr., Chief Executive Officer

                                       By:
                                          -------------------------------------
                                          Todd C. Crow, Chief Financial Officer

                  The Optionee acknowledges receipt of the Non-Statutory Stock Option Agreement attached hereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of The RiceX-TM- Company upon any questions arising under such Agreement.

Dated:
      --------------------



                                       OPTIONEE:


                                       ------------------------------------



                                CONSENT OF SPOUSE

         I, _________________________, spouse of the Optionee who executed the Non-Statutory Stock Option Agreement attached hereto, hereby agree that my spouse's interest in the shares of Common Stock of The RiceX-TM- Company subject to said Agreement shall be irrevocably bound by the Agreement's terms. I agree to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of The RiceX-TM- Company upon any questions arising under such Agreement. I further agree that my community property interest in such Shares, if any, shall similarly be bound by said Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and this consent.


Dated:
      --------------------


                                       Signature:
                                                 ------------------------------


                                       Print Name:
                                                  -----------------------------

                                    EXHIBIT A



To: THE RiceX-TM- Company
1241 Hawk's Flight Court
El Dorado Hills,  CA  95762

Subject: NOTICE OF EXERCISE OF STOCK OPTION



                  With respect to the stock option granted to the undersigned by The RiceX-TM- Company, (the "Company") on ________________________, to purchase an aggregate of _______________ shares of the Company's Common Stock, this is official notice that the undersigned hereby elects to exercise such option to purchase shares as follows:

                  NUMBER OF SHARES:
                                   -------------------

                  DATE OF PURCHASE:
                                   -------------------

                  MODE OF PAYMENT:                     (certified check or cash)
                                  --------------------


                  The shares should be issued as follows:

                  NAME:
                       --------------------------------

                  ADDRESS:
                          -----------------------------

                          -----------------------------




                  Signed:
                          -----------------------------

                  Dated:
                        -------------------------------



                           Please send this notice of exercise to:

                           The RiceX-TM- Company
                           1241 Hawk's Flight Court.
                           El Dorado Hills, CA  95762

Exhibit 4.50


SCHEDULE TO IDENTICAL DOCUMENTS FILED




NAME                                      SHARES

Rukmini Cheruvanky                        12,000
Reddy Sastry Cherukuri                    12,000
Steven Holloman                           30,000
Terry Miller                              12,000
Edward Newton                             12,000
Tim Maerz                                  6,000
Mohammad Mazhar                           12,000
Charmaine Lynch                           12,000
Tom McCarthy                               6,000
David Maki                                 6,000
Ryan Minges                                6,000

